As filed with the Securities and Exchange Commission on September 18, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UROPLASTY, INC.
(Exact Name of Registrant as specified in its charter)

Minnesota	41-1719250
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
5420 Feltl Road
Minnetonka, Minnesota 55343
(Address, including zip code , of Registrant’s principal executive offices)
2006 Stock and Incentive Plan
(Full title of the plan)
David B. Kaysen
President and Chief Executive Officer
Uroplasty, Inc.
5420 Feltl Road
Minnetonka, Minnesota 55343
Telephone: (952) 426-6140
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Jeffrey C. Robbins, Esq.
Messerli & Kramer P.A.
150 South Fifth Street, Suite 1800
Minneapolis, Minnesota 55402
Telephone: (612) 672-3600

CALCULATION OF REGISTRATION FEE

		Proposed Maximum		Proposed Maximum
Title of Each Class of Securities	Amount to be	Offering Price Per		Aggregate Offering		Amount of
to be Registered	Registered(1)	Share		Price(2)		Registration Fee
Common Stock, par value $0.01 per share	1,027,000	$1.76	(2)	$1,807,520	(2)	$193
Common Stock, par value $0.01 per share	3,000	$2.80	(3)	$8,400	(3)	$1
Common Stock, par value $0.01 per share	25,000	$2.85	(3)	$71,250	(3)	$8
Common Stock, par value $0.01 per share	10,000	$2.47	(3)	$24,700	(3)	$3
Common Stock, par value $0.01 per share	135,000	$1.82	(3)	$245,700	(3)	$26
Total				$2,157,570		$231

(1)	All of the shares are offered under the Uroplasty, Inc. 2006 Stock and Incentive Plan. Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h)(1), the price is based on the average of the high and low price of registrant’s common stock on September 12, 2006 as reported on the American Stock Exchange.

(3)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1), the price is based on the exercise price of the outstanding options.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents previously filed with the SEC by Uroplasty, Inc. (the “Company”) are incorporated by reference herein:
(1)	The Company’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2006 and Amendment No. 1 to Annual Report on Form 10-KSB/A for the fiscal year ended March 31, 2006;

(2)	The Company’s Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2006;

(3)	The Company’s Current Reports on Form 8-K dated April 26, 2006, May 3, 2006, May 17, 2006, August 8, 2006, August 10, 2006, August 28, 2006, August 30, 2006 and September 14, 2006; and

(4)	The description of the Company’s common stock contained in the Company’s Registration Statement on Form SB-2 filed with the SEC (No. 333-133072).
All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing such documents.
Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supercedes the statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person’s official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person’s official capacity for other affiliated organizations. The Company’s Bylaws provide that the Company shall indemnify its officers and directors to the extent permitted by Section 302A.521.
Item 7. Exemption From Registration Claimed.
Not applicable.

Item 8. Exhibits.

Number	Description
4.1	Articles of Incorporation of Uroplasty, Inc. (Incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form 10SB)

4.2	Bylaws of Uroplasty, Inc. (Incorporated by reference to Exhibit 2.2 to the Company’s Registration Statement on Form 10SB)

4.3	2006 Stock and Incentive Plan (Incorporated by reference to the copy attached as Appendix I to the Company’s Definitive Proxy Statement filed on March 27, 2006 with the SEC)

5*	Legal Opinion of Messerli & Kramer P.A.

23.1*	Consent of McGladrey & Pullen, LLP

23.2*	Consent of Messerli & Kramer P.A. (included in Exhibit 5)

24.1*	Power of Attorney (included on signature page)

*	Filed herewith
Item 9. Undertakings.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2) For determining liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.
(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.
(4) For determining liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on September 18, 2006.

UROPLASTY, INC.

By:	/s/ DAVID B. KAYSEN

David B. Kaysen
President and Chief Executive Officer
Power of Attorney
KNOW ALL MEN BY THESE PRESENTS, each of the undersigned officers of Uroplasty, Inc. hereby severally constitutes each of David B. Kaysen and Mahedi A. Jiwani with full power of substitution, his or her true and lawful attorney with full power to him, to sign for the undersigned and in his or her name in the capacity indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including post-effective amendments, and generally to do all such things in his or her name and in his or her capacity as an officer or director to enable Uroplasty, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming his or her signature as it may be signed by his or her attorney, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title/Capacity	Date

/s/ DAVID B. KAYSEN	President, Chief Executive Officer and

David B. Kaysen	Director (Principal Executive Officer)	September 18, 2006

/s/ MAHEDI A. JIWANI	Vice President, Chief Financial Officer	September 18, 2006

Mahedi A. Jiwani	and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ R. PATRICK MAXWELL	Chairman of the Board of Directors	September 18, 2006

R. Patrick Maxwell

/s/ THOMAS E. JAMISON	Director	September 18, 2006

Thomas E. Jamison

/s/ LEE A. JONES	Director	September 18, 2006

Lee A. Jones

/s/ JAMES P. STAUNER	Director	September 18, 2006

James P. Stauner

/s/ SVEN A. WEHRWEIN	Director	September 18, 2006

Sven A. Wehrwein

EXHIBIT INDEX

Number	Description
4.1	Articles of Incorporation of Uroplasty, Inc. (Incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form 10SB)

4.2	Bylaws of Uroplasty, Inc. (Incorporated by reference to Exhibit 2.2 to the Company’s Registration Statement on Form 10SB)

4.3	2006 Stock and Incentive Plan (Incorporated by reference to the copy attached as Appendix I to the Company’s Definitive Proxy Statement filed on March 27, 2006 with the SEC)

5*	Legal Opinion of Messerli & Kramer P.A.

23.1*	Consent of McGladrey & Pullen, LLP

23.2*	Consent of Messerli & Kramer P.A. (included in Exhibit 5)

24.1*	Power of Attorney (included on signature page)

*	Filed herewith